Exhibit 99.1

THE NEXT GENERATION OF PROPULSION AND LAUNCH A Unique Opportunity to Invest iRocket Proprietary / November 2025 / Information on this page is property of iRocket

Rapid. Responsive. Affordable. Next - generation, sustainable, scalable, and reusable rocket engines and launch systems. 2 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

ABOUT THIS PRESENTATION This presentation (together with oral statements made in connection herewith, this “Presentation”) is provided for information purposes only and has been prepared exclusively for the benefit and internal use of the party to whom it is directly addressed and delivered to assist interested parties in making their own evaluation with respect to a proposed business combination (the “Business Combination”) among iRocket, BPGC Acquisition Corp . (“BPGC”), iRocket Technologies, Inc . (“Holdco”), and other parties, and potential financing transactions in connection with the Business Combination, and for no other purposes (the “Permitted Purpose”) . No part of this Presentation should form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever . By accepting the Presentation, each recipient agrees that it will not distribute, reproduce, disclose or use such information for any purpose other than the Permitted Purpose . This Presentation does not constitute investment, tax or legal advice . You should consult your own advisors concerning any legal, financial, tax or other considerations concerning the opportunity described herein . NO OFFER OR SOLICITATION This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . NO REPRESENTATIONS OR WARRANTIES No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information, or opinions contained herein . None of iRocket , BPGC, Holdco, or any of their respective directors, officers, partners, employees, affiliates, agents, advisors or representatives shall have any responsibility or liability whatsoever (for negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its contents or otherwise arising in connection with this Presentation . The information set out herein has not been independently verified and may be subject to updating, completion, revision and amendment and such information may change materially . This Presentation is based on the economic, regulatory, market and other conditions as in effect on the date hereof . It should be understood that subsequent developments may affect the information contained in this Presentation, which none of iRocket, BPGC, Holdco, or any of their respective directors, officers, partners, employees, affiliates, agents, advisors or representatives is under an obligation to update, revise or affirm . CAUTIONARY NOTE REGARDING FORWARD - LOOKING STATEMENTS This Presentation contains forward - looking statements . iRocket’s, BPGC’s and/or Holdco’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward - looking statements as predictions of future events . Forward - looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts . No representations or warranties, express or implied are given in, or in respect of, this Presentation . When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward - looking statements . These forward - looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to : (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with respect to the Business Combination, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and definitive agreements with respect thereto ; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of iRocket and BPGC or other conditions to closing ; (4) the inability to obtain or maintain the listing of Holdco’s shares on Nasdaq or another national securities exchange following the Business Combination ; (5) the ability of BPGC to become current in its SEC filings ; (6) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination ; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees ; (8) costs related to the Business Combination ; (9) changes in applicable laws or regulations ; (10) the inability of iRocket or Holdco to implement business plans, forecasts, and other expectations after the completion of the Business Combination ; (11) the risk that additional financing in connection with the Business Combination, or additional capital needed following the Business Combination to support iRocket’s or Holdco’s business or operations, may not be raised on favorable terms or at all ; (12) the risk that iRocket’s signed letters of intent and memorandum of understandings may not result in definitive agreements or generate revenue ; and (13) other risks and uncertainties included in documents filed or to be filed with the SEC by Holdco, iRocket and/or BPGC . The foregoing list of factors is not exhaustive . You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced below when available and other documents filed by Holdco, iRocket and BPGC from time to time with the SEC . These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . You should not place undue reliance upon any forward - looking statements, which speak only as of the date made . There may be additional risks that none of BPGC, Holdco or iRocket presently know, or that BPGC, Holdco, and/or iRocket currently believe are immaterial, that could cause actual results to differ from those contained in the forward - looking statements . For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward - looking statements in this Presentation . Past performance by iRocket’s or BPGC’s management teams and their respective affiliates is not a guarantee of future performance . Therefore, you should not place undue reliance on the historical record of the performance of iRocket’s or BPGC’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Holdco, iRocket or BPGC will, or are likely to, generate going forward . None of BPGC, Holdco or iRocket undertakes any obligation to publicly revise these forward - looking statements to reflect events or circumstances that arise after the date of this Presentation, except as required by applicable law . DISCLAIMERS 3 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

DISCLAIMERS INDUSTRY AND MARKET DATA This Presentation contains information, estimates and other statistical data derived from third party sources, publicly available information, various industry publications, internal data and estimates, and assumptions made by iRocket based on such source’s and iRocket’s knowledge of the rocket propulsion industry . Internal data and estimates are based upon information obtained from [GT/iRocket to provide internal data sources] and iRocket’s management’s understanding of industry conditions . This information and any estimates provided herein involve numerous assumptions and limitations, including due to the nature of the techniques and methodologies used in market research, and third party sources cannot guarantee the accuracy of such information . You are cautioned not to give undue weight on such estimates . None of iRocket , BPGC, or Holdco has independently verified information derived from third party sources, and makes no representation, express or implied, as to the accuracy, completeness, timeliness, reliability or availability of, such third party information . iRocket , BPGC, and Holdco may have supplemented such information where necessary, taking into account publicly available information about other industry participants . The industry in which iRocket operates is subject to a high degree of uncertainty and risk . As a result, the estimates and market and industry information provided in this Presentation are subject to change . TRADEMARKS This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and iRocket’s, BPGC’s and/or Holdco’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copy rights . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but iRocket, BPGC, Holdco, and their affiliates will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the Business Combination, Holdco and iRocket intend to file a registration statement on Form S - 4 with the SEC, which will include a proxy statement to BPGC shareholders and a prospectus for the registration of Holdco securities to be issued in connection with the Business Combination (as amended from time to time, the “Registration Statement”) . After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of BPGC as of a record date to be established for voting on the Business Combination and will contain important information about the Business Combination and related matters . Shareholders of BPGC and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about BPGC, Holdco, iRocket and the Business Combination . Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Business Combination, without charge, once available, at the SEC’s website at www . sec . gov or by directing a request to : BPGC Acquisition Corp . , 1177 Avenue of the Americas, 5 th Floor, New York, New York 10036 , Attn : Nadim Qureshi, Chairman, Chief Executive Officer and President . The information contained on, or that may be accessed through, the websites referenced in this Presentation in each case is not incorporated by reference into, and is not a part of, this Presentation . BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF BPGC ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION . PARTICIPANTS IN THE SOLICITATION BPGC, the Company, Holdco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of BPGC’s shareholders in connection with the Business Combination . Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of BPGC’s directors and officers in BPGC’s SEC filings . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to BPGC’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the proposed business combination when available . Information concerning the interests of the Company’s, Holdco’s and BPGC’s participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available . 4 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

I. Overview II. Introduction to iRocket III. iRocket SRM IV. iRocket Launch V. Meet the Team VI. Investment Highlights VII. Transaction Overview TABLE OF CONTENTS iRocket Proprietary / November 2025 / Information on this page is property of iRocket

Listing on NASDAQ iRocket is committed to developing next - generation rocket engines and launch systems that are cost - effective, scalable, and reusable. Our goal is to create a sustainable space economy by enabling rapid, responsive, and affordable access to orbit. COMPELLING INVESTMENT OPPORTUNITY ALIGNED WITH “DEEP TECH” FOCUS iRocket : Revolutionizing Space Propulsion and Launch iRocket is an advanced space propulsion and launch company dedicated to transforming access to space through an integrated three track roadmap: advanced propulsion technology, adaptable launch solutions, and fully reusable rockets. By anchoring our foundation in propulsion, we seek to innovate and power the next generation of space vehicles, from small satellite launchers to interplanetary missions. Why iRocket iRocket is backed by some amazing investors such as Village Global (Backed by Bill Gates, Reid Hoffman, and Eric Schmidt). Nova Threshold lead by Internet entrepreneur Justin Hamilton (Microsoft Bing, AstroForge ) and others. iRocket holds contracts with the U.S. Air Force, U.S. Space Force and NASA. Key Objectives • Solid Rocket Motors & Missile Interceptors • 100% Reusable Launch Systems • Future Disruptive Technologies Powered by AI A Vision for the Future iRocket’s long - term vision is to become a leading provider of reusable space transportation, enabling cost - effective access to Low Earth Orbit (LEO) and beyond. By integrating advanced additive manufacturing, AI - assisted design, and robotic automation, we are setting the stage for a new era of spaceflight. Our propulsion - first approach ensures we develop scalable technologies that evolve into fully reusable space vehicles, ultimately making space more accessible and economically viable for commercial, defense, and government partners. With strong backing from visionary investors and strategic partnerships with the U.S. Department of Defense, NASA, and global allies, iRocket is positioned to redefine the future of space propulsion and launch services. 6 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

AN INVITATION TO INVEST IN i ROCKET Investment Opportunity: PIPE investment of up to $75 million “ iRocket represents a rare opportunity to back a company that is both visionary and execution - focused. The team has developed breakthrough technology, and we believe iRocket is uniquely positioned to serve the U.S. defense industrial base, support allies and drive innovation across space and national security. We look forward to helping the company scale its operations, secure government contracts, and expand globally .” — Hon. Wilbur Ross | Former U.S. Secretary of Commerce The Photo - by - Photo Author is licensed under CCYYSA. SPAC Merger with BPGC Acquisition Corp (“BPGC”) Letter of Intent (LOI), sponsored by Wilbur Ross, former U.S. Secretary of Commerce Business Combination Agreement (“BCA”) Signed 22 July 2025 $400M Pre - money Equity ahead of iRocket’s planned listing on NASDAQ Secured Funding $8 million raised from current investors prior to the PIPE round $642M for 30 Satellites Signed Launch Service Agreement 7 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

Asad Malik Board of Directors DEAL TEAM Blake Larson Board of Directors Chris Marzilli Board of Directors Hon. Jerry Hultin Board of Directors Paul Stein, CBE Board of Directors Hon. Wilber Ross Major Sponsor Nadim Qureshi President, CEO & Chairman Stephen Toy CFO 8 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

II. INTRODUCTION TO i ROCKET

DEFENSE AND SPACE INNOVATOR SOLID ROCKET MOTORS ( SRM’S ) • Small SRMs: 1” – 10” • Small rockets, missiles, interceptors • Proprietary propulsion technology • Advanced manufacturing processes • SRMs already tested and data validated • Several LOIs with multiple customers LAUNCH SERVICES • Goal of 100% Reusable Rockets • LOX - Methane Engine • 3 patents awarded, 2 pending, related to the Rocket Engine with Dual Contour Nozzle • Payload: 1500 - 2200 kg/ VLEO & LEO • Engine tested at Sea Level (approx. 50% higher thrust) • $642MM Launch Services Agreement signed 10 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

iRŌCKET

SRM: SIGNIFICANT NEAR-TERM REVENUE OPPORTUNITY



TECHNOLOGY

- Built to Print Weapon Systems
- Rapid, Advanced Prototyping
- Rapid Turnaround Testing
- D5 Engineering Approach
- Extended Range SRMs
- Digital Twin & MBSE
- Vertically Integrated

COMMERCIAL

- Depletion of the U.S. missile arsenal creates an opportunity for incorporation of our technology in replacements
- LOS with Raytheon & Lockheed[2]
- Vertically Integrated, rapid design, manufacture, and field process to be competitive on timing and cost

$10B

Projected FY'29 SRM TAM[1]

iRocket is positioned to support the U.S. government's demand for guided and unguided rocket systems

(1) Solid Rocket Motors Market by Platform (Missiles, Rocket Artillery, Space Launch Vehicles), End User (Government & Defense, Commercial), Component (Propellants, Nozzle, Igniter, Motor Casing) and Region - Global Forecast to 2029. https://www.marketsandmarkets.com/PressReleases/solid-rocket-motors.asp (2) Letter of Support for SBIR Phase II Topic: AFX246-DPCSO1 Direct-to-Phase-II Open Call for Innovative Defense-Related Dual-Purpose Technologies/Solutions with a Clear Air Force Stakeholder Need, dated May 16, 2024; Letter of Support for FRL Rocket Lab Hermes BAA / OUSD A&S Defense Production Act Title III Expansion of Domestic Production Capability and Capacity - FOA Amendment, dated June 13, 2024

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iROCKET

LAUNCH: RECONDITION, RELOAD, RELAUNCH



1960s-EXPENDABLE SYSTEMS

- High Launch Cost
- Environmental Waste
- Single Use Rockets
- Years between launches


SPACEX

SPACEX

- Materially reduced cost
- Market Disruptor with low cost and sustainable rockets
- Focused on large satellites and ride share missions
- Partially reusable system

iROCKET™

Technology in development aims to reduce launch cost to $100's/launch/kg*(1)

Target of delivery of under 24 hrs.*

More precise orbital delivery*

Sustainable propellants*

100% Reusable Rockets*

$642M Lauch Services Contract

* In development



(1) FAST SPACE LEVERAGING ULTRA LOW-COST SPACE ACCESS FOR 21ST CENTURY CHALLENGES. Air University Maxwell AFB, AL, December 22, 2016. https://www.defensedaily.com/wp-content/uploads/post_attachment/157919.pdf

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POWERED BY AI RAPID MANUFACTURING ECOSYSTEM BUILT ON THE BACKBONE OF ARTIFICIAL INTELLIGENCE • Customized solution tailored to work in the classified domain • Digital twin scalable with all SRM and Launch applications • Rapid commercialization, bridging the valley of death • Develop manufacturing readiness level while developing technology readiness level • iRocket has invested in Palantir’s Warp Speed ontology with the goal to empower manufacturing and build a custom top to bottom solution for digital twin and efficiency 13 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

FUTURE DISRUPTIVE TECHNOLOGIES 14 KYMETA AND i ROCKET PARTNER TO ADVANCE NEXT - GENERATION MISSILE AND SPACE SYSTEMS WITH METAMATERIAL TECHNOLOGY • Enhanced Interceptor Performance • Reduced Size, Weight, and Power ( SWaP ) • Superior Signal Detection and Security iRocket Proprietary / November 2025 / Information on this page is property of iRocket

“ Speed , precision , and innovation define everything we do — from designing rockets to rethinking how the world builds and deploys defense and space systems. We don’t wait for the future — we build it.” — Asad Malik, CEO 15 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

iRᴓCKET

A MAJOR MARKET OPPORTUNITY AS MISSILE AND ROCKET DEMAND SURGES

The U.S. missile and rocket systems industry is experiencing accelerated demand for next-gen propulsion technologies.

The global rocket propulsion market is projected to grow from

$6B in 2024 to $10B by 2029(1)

$1.8 Trillion

Space Economy by 2035 (up from $630B in 2023)(2)

Focused on Two Major Growth Drivers

1. **Demand for solid rocket motors** to support expanding missile defense programs.
2. **Rising need for liquid propulsion systems** that offer **lower costs, greater efficiency, and more frequent access to LEO.**



iROCKET
iROCKET

(1) Solid Rocket Motors Market by Platform (Missiles, Rocket Artillery, Space Launch Vehicles), End User (Government & Defense, Commercial), Component (Propellants, Nozzle, Igniter, Motor Casing) and Region - Global Forecast to 2029. https://www.marketsandmarkets.com/PressReleases/solid-rocket-motors.asp
(2) Space: The $1.8 trillion opportunity for global economic growth. McKinsey & Company. April 8, 2024. https://www.mckinsey.com/industries/aerospace-and-defense/our-insights/space-the-1-point-8-trillion-dollar-opportunity-for-global-economic-growth

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III. i ROCKET SRM iRocket Proprietary / November 2025 / Information on this page is property of iRocket

SUCCESSFUL 2.75” SRM TEST SEPTEMBER 2025 On September 10, 2025, we successfully ground tested a 2.75” Solid Rocket Motor after just two weeks of design, development, and prototyping. Test 2 followed on September 12, 2025 to demonstrate repeatability and quick turnaround time. Total impulse, chamber pressure, average thrust, and burn time were in line with expectations (1) , positioning iRocket well to compete for Hydra 70 and other small diameter munitions programs. The iRocket team is dedicated to providing rapid turnaround solutions to the warfighter and pushing a paradigm shift in defen se acquisition timelines. 18 (1) Within 10% of expected pressure and thrust. iRocket Proprietary / November 2025 / Information on this page is property of iRocket

iROCKET

SUCCESSFUL 2.75” IRX-100 SRM FLIGHT TEST ON OCTOBER 9, 2025

On October 9th, 2025, less than 1 week after ground testing, the team successfully flight tested a 2.75” rocket motor with proper Hydra 70 nozzle and aerodynamic fins.

This test validated nozzle end fluting to impart torque on the missile for spin stabilization and demonstrated proper operation of flip out fins consistent with fielded Hydra 70 systems. Exit velocity (Mach 0.98) and altitude (12,000 ft) were consistent with expectations. [1]

This demonstrates continued repeatability of the propulsion system while validating the digital twin and as build functionality of fluting and flip out fins manufactured with methods conducive to ramping up production rates. Further flight testing is planned to better match Hydra 70 system weight and CG parameters while integrating with commercial launch systems



(1) Within 10% of expected exit velocity and altitude

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RAPID TURNAROUND TESTING AND ANALYSIS TIMELINE iRocket Proprietary / November 2025 / Information on this page is property of iRocket TESTING TIMELINE (IRX - 100 KICKOFF & EXECUTION IN JUST 5 WEEKS) September 2: Program Kickoff September 3: Design Release September 10: Ground Test 1 (Motor Static Fire) September 12: Ground Test 2 (for motor repeatability & model validation) October 4: Ground Test 3 (Flight hardware with fluted & finned nozzle) October 9: Flight Test 1 20 Ground Test Flight Test Ground Test Hardware IRX - 100 Flight Hardware Supporting U.S. and allied defense readiness through rapid, scalable production.

iRØCKET

ROBOTIC AUTOMATED PRODUCTION INTEGRATED DEPLOYMENT (RAPID) FACTORY

Production on Demand

1

Select propellant formulation - Station A adds solid and liquid ingredients for a two-pound batch of solid propellant into a container



2



Once containers are closed, they are sealed and passed to the ram platform for mixing.

3

3 Co-bots work to in conjunction with one laying down layers of material and the other using a curing device attached to its wrist.



4



After each layer is produced, another co-bot arm scans the surface looking for flaws that other co-bots can repair.

5

After printing the propellent grains are transferred to a storage rack and then a filament winding shaft. collaboratively work to install internal insulation in the composite structural case.



6



The completed SRM are removed from final station and is ready for use

7

During the automated manufacturing of the SRM a digital twin is created through the inspection process the digital model can be used to predict performance and further refine the manufacturing process in the final phase of the project


AIM-120 AMRAAM SOLID ROCKET MOTOR CHARACTERISTICS
MASS:
FUEL:
FUEL DENSITY:
DIAMETER:
FUEL MASS:
BOOST DURATION:
SUSTAIN DURATION:
THRUST:
VOLUME:
SURFACE AREA:
VOLUME:

Figure 2: Subscale MACH-i Landing Engine Demonstration [Augmented (L), Boost (C), and Landing (R)]

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TRANSFORMING HOW SOLID ROCKET MOTORS (SRM) ARE PRODUCED iRocket RAPID Factory Targeting 3 - 6 months from design to test Improving efficiency, cost, output and sustainability 22 iRocket Next - Gen • AI - Native Digital Thread : Fully integrated engineering design → Failure analysis → production → compliance loop • Robotic Automation : Reduces labor cost and increases precision in casting, inspection, and assembly • Lean Workforce : Fewer engineers / operators expected to be needed vs. legacy primes • Infrastructure : Lower fixed cost vs. legacy primes and adaptable to different SRM sizes • Anticipated Faster Turnaround : Targeting 3 – 6 - month cycle from design iteration to hotfire • In - House Additive Manufacturing : For tooling, motor cases, and soluble cores • Real - Time Monitoring + Predictive Maintenance : Maximizes uptime and minimizes waste iRocket Proprietary / November 2025 / Information on this page is property of iRocket

iROCKET

FUNDING & BUSINESS POTENTIAL

Funding & Capital to Date

~$52M

Including ~$40 million from the Air Force Research Lab and Space Systems Command

$52M
Current Funding

$700M+
FY '25-'27 Govt. Funding Available

$6.7B+
Projected $10B+ SRM TAM FY'29[(1)]
FY'24 SRM TAM[(1)]

POTENTIAL BUYERS

- **Department of the Army** – PEO Missiles & Space
- **Air Force Life Cycle Management Center (AFLCMC**) – Big Safari Office
- **Naval Air Systems Command** (NAVAIR)
- **Defense Logistics Agency** (DLA)
- **Lockheed Martin** – LOS for Interceptors[(2)]
- RTX– LOS for Interceptors[(3)]

GOVERNMENT FUNDING AVAILABLE ('25-'27 FISCAL DOLLARS $742MIL TOTAL)

- **$200 million** to expand the SRM industrial base through the Industrial Base Fund.
- **$400 million** for emerging SRM capabilities and commercial facility expansions.
- **$42 million** to establish second sources of large-diameter SRMs for hypersonic systems.
- **$100 million** for a second SRM source supporting Navy air defense and anti-ship missiles.

VELOCITY GOVERNMENT RELATIONS

(1) Solid Rocket Motors Market by Platform (Missiles, Rocket Artillery, Space Launch Vehicles), End User (Government & Defense, Commercial), Component (Propellants, Nozzle, Igniter, Motor Casing) and Region - Global Forecast to 2029. https://www.marketsandmarkets.com/PressReleases/solid-rocket-motors.asp (2) Letter of Support for SBIR Phase II Topic: AFX246-DPCSO1 Direct-to-Phase-II Open Call for Innovative Defense-Related Dual-Purpose Technologies/Solutions with a Clear Air Force Stakeholder Need, dated May 16, 2024 (3) Letter of Support for FRL Rocket Lab Hermes BAA / OUSD A&S Defense Production Act Title III Expansion of Domestic Production Capability and Capacity - FOA Amendment, dated June 13, 2024

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iRØCKET

AEROSPACE INNOVATION AT THE HEART OF LONG ISLAND

BUILD UPON DECADES OF LONG ISLAND AEROSPACE HERITAGE

Once home to the country's largest and most impactful aerospace companies (Grumman, Orbital ATK, Collins, Lockheed Martin, Republic Aviation, to name a few), Long Island is teaming with talent


Potential Public Partnership/CM
Potential Private/Strategic Partner
Potential College/University Partner

iROCKET HEADQUARTERS

- Targeting ~ 50 jobs created over the next year
- Team expected to grow to 300+ in under 4 years
- Partner with local colleges and universities to attract top talent

12,000+ sf
Facility

1 acre
Campus

Long Island Innovation Park

Located at Hauppauge which is the second largest industrial park in the country behind Silicon Valley

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IV. i ROCKET LAUNCH iRocket Proprietary / November 2025 / Information on this page is property of iRocket

Shockwave Upper Stage Vehicle manufacturing prototype “We will Recondition, Reload, and Relaunch our Rockets, synonymous with how we use airplanes today for multiple daily flights in under 24 hrs., to Democratize Space with low - cost access, and rapid deployment capability” — Asad Malik, CEO iRocket Proprietary / November 2025 / Information on this page is property of iRocket

iROCKET

A rocket built for rapid reuse with lean operations isn't just cheaper—it becomes a **reliable, high-availability asset**.






iROCKET

A 737 costs more to build than a Falcon 9, yet transports cargo globally at under $3/k compared to $2,720/kg for SpaceX[3]

True aircraft-like operations could yield cost reductions approaching 10x[1]

	Traditional Airplane	Partially Reusable Rocket	Fully Reusable Rocket
Cost per Flight	$8,916 per flight hour	$70[2] million (list price)	$2-10 million (target based on industry expectations)[5]
Reusability	Nearly 100% of the vehicle for its lifespan	First stage and fairings only (60-70% of the vehicle)[4]	Both stages (100% of the vehicle)
Turnaround Time	Average ~ 1 hour	As fast as 21 days	Less than 24 hours (target based on industry expectations)[6]

(1) FAST SPACE LEVERAGING ULTRA LOW-COST SPACE ACCESS FOR 21ST CENTURY CHALLENGES. Air University Maxwell AFB, AL, December 22, 2016. https://www.defensedaily.com/wp-content/uploads/post_attachment/157919.pdf (2) SpaceX Falcon 9 as of October 28, 2025. https://www.spacex.com/assets/media/Capabilities&Services.pdf (3) The Recent Large Reduction in Space Launch Cost, Harry W. Jones, NASA Technical Reports Server, July 8, 2018. https://ntrs.nasa.gov/citations/20200001093 (4) Reusable rockets are here, so why is NASA paying more to launch stuff to space? Stephen Clark, Ars Technica. April 25, 2025. https://arstechnica.com/space/2025/04/reusable-rockets-are-here-so-why-is-nasa-paying-more-to-launch-stuff-to-space/#:~:text=SpaceX%20is%20the%20first%20company%20to%20recover,total%20cost%20of%20a%20Falcon%209%20launcher. (5) Starship's Reusable Revolution: Why SpaceX's Next Launch Could Usher in a New Era of Space Commerce, Generated by AI AgentTrendPulse Finance, Ainvest, May 25, 2025. https://www.ainvest.com/news/starship-reusable-revolution-spacex-launch-usher-era-space-commerce-2505/. (6) Reusable Rockets: Expanding Space Exploration Possibilities with Retrievable Spacecraft, Robin Fearon, Discovery. https://www.discovery.com/technology/Reusable-Rockets.

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iROCKET

GOVERNMENT & COMMERCIAL CUSTOMERS SEEK MORE EFFICIENT LAUNCH SOLUTIONS

Cost-Efficiency and Reusability Will Revolutionize the Industry[1]

- Small satellite customers need precise, on-demand, lower-cost orbital access
- They want affordable, rapid space deployment
- Until relatively recently, launch systems have been expensive, inefficient, and single-use
- LEO satellite launch demand trending towards 3,500 satellites annually by 2026[2]
- Space customers are seeking shorter wait-times of days, not years
- The defense and commercial space market will blossom when launch costs fall from thousands of dollars to just hundreds of dollars per kilogram

$100+ Billion

Launch market revenue over the next decade

Initial Focus on National Security & Defense

UNITED STATES SPACE FORCE

NASA

Secured Space Force MOU For OSP-4
Provides Path to Participate in Up To
$986M IDIQ Contract

Significant Upside From Commercial Applications

TURION SPACE

SPACEBELT TELECOM SERVICES KSA

$642M for 30 Satellites
Secured Launch Service Agreement

Source: Morgan Stanley and Euroconsult: (1) How Fully Reusable Rockets Are Transforming Spaceflight, Space and Satellites, Global Aerospace Editorial Team. November 21, 2024. https://www.global-aero.com/how-fully-reusable-rockets-are-transforming-spaceflight/SpaceX Falcon 9 as of October 28, 2025. https://www.spacex.com/assets/media/Capabilities&Services.pdf (2) Forecast: 27,000 satellites in orbit by 2030. Chris Forrester. January 14, 2025. https://www.advanced-television.com/2025/01/14/forecast-27000-satellites-in-orbit-by-2030

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PUBLIC AND PRIVATE FUNDING INITIATIVES INDICATE THE SATELLITE MA RKET IS LOOKING FOR AN ALTERNATIVE TO SpaceX “One thing is clear — the next company to get a low - cost orbital rocket flying stands to find a lot of customers.” (1) - Tim Fernholz iRocket presents a unique investment opportunity by targeting the one - ton payload market with full reusability. This innovative approach promises to unlock a new tier of cost efficiency and responsiveness, potentially delivering disruptive impact within a specialized, rapidly growing segment of the space economy. 29 (1) Why Is SpaceX The Master of Launch? Tim Fernholz, June 13, 2025. Payload. https://payloadspace.com/why - is - spacex - the - master - of - launch/?utm_source=linkedin&utm_medium=organic - social&utm_campaign=post iRocket Proprietary / November 2025 / Information on this page is property of iRocket

i ROCKET – RECONDITION, RELOAD, AND RELAUNCH Meeting the Rising Demand for Less Expensive Space Propulsion and More Frequent Space Launch Revolutionizing Space Access Building reusable, scalable launch vehicles for rapid and cost - effective transportation to LEO and beyond. Proprietary Engine Advantage Powered by iRocket’s patented MACH - i Landing Engine, optimized through AI - driven design and additive manufacturing. Built for Dual - Use Missions Serving both commercial and defense sectors with agile, mission - ready space launch capabilities. 30 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

iRØCKET

LAUNCH MORE, WAIT LESS™: iROCKET'S REUSABILITY ADVANTAGE


iRØCKET

RIDING THE WAVE: SMALL SATELLITE MARKET IS BOOMING	**$1.8 Trillion Global Space Economy by 2035[1].** Governments and commercial players are accelerating demand for faster, low-cost access to space.
ENGINEERING THE FUTURE OF SPACE TECHNOLOGY	**iRocket's leadership brings deep aerospace expertise,** with backgrounds spanning USSF, NASA, Aerojet Rocketdyne, and SpaceX — and proven experience in reusable rocket programs.
LEVERAGING PROPRIETARY MACH-i LANDING ENGINE TECHNOLOGY	Our **patented MACH-i Landing Engine** delivers high efficiency across altitudes, improving **cost, reliability, and reusability.**
REUSE. RELAUNCH. REPEAT.	**Designed for reusability from day one,** upon development, iRocket aims to offer the **lowest launch cost in its class** and meet DoD's Tactically Responsive Space needs with sub-24-hour launch readiness.
STRONG EARLY DEMAND; SIGNIFICANT POTENTIAL COMMERCIAL AND DEFENSE APPLICATIONS	5-year launch integration, mission planning, and propulsion systems agreement with SpaceBelt KSA, for a total contract value of up to $640 million over up to 30 launches beginning in 2029. iRocket will focus on **Defense and National** Security while expanding into **the commercial space** launch sector and **rocket motor production.**

Space: The $1.8 trillion opportunity for global economic growth. McKinsey & Company. April 8, 2024. https://www.mckinsey.com/industries/aerospace-and-defense/our-insights/space-the-1-point-8-trillion-dollar-opportunity-for-global-economic-growth

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iROCKET

LEVERAGING OUR PROPRIETARY MACH-i TECHNOLOGY



MACH-i Landing Engine, 2 Patents Granted

Successfully Tested
27 times
with high reliability, July 2022

Usable for Both Stages Projected to be
50%
More Efficient

Faster to Manufacture and Projected to be
85%
Less Expensive

Highly Throttleable, VTVL
Reusable

Methane and H2 Capable
Patent Granted

MACH-i Landing Engine


Primary Gas
Primary Combustion

Thrust augmentation off at higher altitudes where a wider nozzle is a more efficient design


Secondary Gas Reduces Expansion of Core
Fuel & Oxidizer
Primary Gas
Primary Combustion
Secondary Combustion

Thrust augmentation on at sea level; increasing nozzle pressure & decreasing effective nozzle size for primary combustion, a more efficient design


Augmented: Thrust Augmentation Disabled


Boost: Thrust Augmentation Disabled


Landing: Low Thrust Landing Mode

Subscale Mach-i Engine Demonstration

- LOX/Methane powered MACH-i Landing Engine
- 3 modes of operation, Augmented, Normal, and Landing
- Augmented mode showed 50% thrust augmentation compared to a traditional engine at sea level
- Patent No. 18/046,790, Rocket Engine with Dual Contour Nozzle
- $22.5M in DoD contracts

Our patents cover Liquid, Solid, and Hybrid propulsion

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iROCKET

iROCKET'S SHOCKWAVE ROCKET

BLOCK ONE


iROCKET
iROCKET

Engine Prototype Completed
Lox/Methane Powered
MACH-i Landing Engine*
with Dual Bell Nozzles

Engine Test: December 2025

35 feet


iROCKET

BLOCK TWO[1]


iROCKET
iROCKET

Reusable Booster and Upper Stage

H2 or Methane Powered
MACH-i Landing Engine* with
Dual Bell Nozzles

Reusable Fairings
Upper Stage



* Patents awarded for MACH-I Landing Engine
(1) Prototypes under development

iRocket Proprietary / November 2025 / Information on this page is property of iRocket

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iRocket Proprietary / November 2025 / Information on this page is property of iRocket A HEAT SHIELD WITH HIGH RELIABILITY iRocket’s upper stage introduces a cutting - edge, proprietary deployable heat shield technology, a revolutionary continuous heat shield across the base and sides of the vehicle, ensuring a safe and smooth re - entry. Unlike the delicate tiles on the space shuttle that were frequently damaged and required significant maintenance between flights, our heat shield materials are designed to be more robust. They are designed to allow for rapid reusability with no refurbishment and are expected to be 100% reusable.

V. MEET THE TEAM

iROCKET

WORLD CLASS BOARD OF DIRECTORS[1]

Significant aerospace & reusable rocket experience



Asad Malik
Founder & CEO

Award-winning American tech entrepreneur, engineer, and inventor

Holds 2 U.S. patents 12,025,079 B2, and 12,209,558 B2

NEW YORK UNIVERSITY



Hon. Wilbur Ross
Board of Directors

39th United States Secretary of Commerce

Former Chairman and Chief Strategy Officer of WL Ross & Co. LLC

He has helped to restructure over $400 billion of assets over his career



Hon. Jerry Hultin
Board of Directors

27th Under Secretary of the Navy

15th President of the Polytechnic Institute of New York University

Chairman of the NY Academy of Sciences



Chris Marzilli
Board of Directors

EVP, General Dynamics, Technologies Group, Ret.

President, General Dynamics Mission Systems, Ret.

Board Member, Kymeta

GENERAL DYNAMICS



Blake Larson
Board of Directors

President, Northrop Grumman Space Systems, Ret.

Orbital ATK, COO, Sr VP & President Aerospace Group, Ret.

NORTHROP GRUMMAN



Paul Stein, CBE
Board of Directors

CTO, Rolls-Royce plc, Ret.

Chairman, Rolls-Royce SMR Ltd, Ret.

(1) Upon closing of Business Combination

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iROCKET

FOUNDER-LED, EXECUTION-FOCUSED LEADERSHIP TEAM

Comprehensive “Deep Space Tech” team that has gone to orbit



Asad Malik
Founder & CEO

NEW YORK UNIVERSITY

Award-winning American tech entrepreneur, engineer, and inventor

Recognized in 2023 by SSPI's prestigious "20 Under 35" list for outstanding young space and satellite professionals

Raised $33M in funding from government contracts and top-tier investors

Issued U.S. Patent No. 12,025,079 B2 and U.S. Patent No. 12,209,558 B2

Two U.S. Patents pending



Will Heltsley
Co-Founder

SPACEX

Will joined SpaceX in 2009, and in 2015 he became VP of Propulsion responsible for all of the propulsion engineering department

Under his leadership, the Merlin family was the first engine to achieve air-restart and propulsive landing and achieved more than 1000 engine flights a record unmatched by any other orbital class engine in American history. Additionally, Will oversaw the first recovery and reuse of an orbital class booster in history.

One U.S. Patent pending



Dr. Jeff Alan Muss
Co-Founder & CTO

Massachusetts Institute of Technology

He has 30+ years' experience leading cutting edge rocket technologies. Managed teams for engineering, manufacturing, test, and procurement personnel at Aerojet Rocketdyne.

He previously worked on Lockheed Martin-NASA X-33 reusable launch vehicle.

Expert on rocket nozzles; aerospike, dual bell … (Worked with many notable space companies)

Issued U.S. Patent No. 12,025,079 B2 and U.S. Patent No. 12,209,558 B2

Two U.S. Patents pending



Jim Snoddy
Co-Founder & PM

NASA

Previously served as Project Manager, Chief Engineer, Division Chief, Branch Chief for various engines and launch vehicles at NASA MSFC and private industry.

Developed and Built the Fastrac Rocket Engine in the 1990s that is now part of the SpaceX Merlin legacy for Falcon 1 rockets and reduced the cost by a factor of ten over previous designs.



Chris Mignano
Vice President of Manufacturing

GE VELO3D

Served as a business development manager at Velo3D; Program manager, director of advanced manufacturing, project engineer, and BD lead at GE Aerospace.

Built GE Hypersonics 3X Dual Mode Ramjet Engine, redefining the design-build-test process and shortening development time from several years to less than 9 months.

He holds a Bachelor's and Master's in Mechanical Engineering; and is a PhD Candidate in Chemical Engineering.

Led by experts from NASA, SpaceX, USSF, Aerojet Rocketdyne—iRocket blends Fortune 500 rigor with mission-proven innovation.

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ADVISORS 38 Hon. Debbie Lee James 23rd Secretary of the Air Force Former Assistant Secretary of Defense for Reserve Affairs, overseeing a $10B budget and 1.8M Guard/Reserve personnel Former President of SAIC’s Technical and Engineering Sector, leading 8,700 employees and $2B in revenue 30 years of senior homeland and national security leadership across government and private sector Charlie Camarda Nasa Astronaut NASA astronaut and mission specialist on STS - 114, the “Return to Flight” mission after Columbia Former Director of Engineering at NASA Johnson Space Center and Senior Advisor for Innovation at NASA Headquarters Holder of seven patents in thermal structures and Shuttle technologies, including award - winning heat - pipe innovations Dr. Hamid Mughal Deputy Lieutenant Director of Manufacturing at Rolls - Royce plc, leading strategies across Civil, Defence , Marine & Power Systems Former BMW Group Director of New Product Programmes , with expertise in automotive and aerospace Awarded OBE in 2014 for services to Innovation, Technology and Manufacturing Dr. Shawn Phillips Former Chief of Propulsion of AFRL Rocket Lab Chief of the Rocket Propulsion Division within the Air Force Research Laboratory (AFRL/RQR) at Edwards AFB, CA. Oversaw all research, development and testing at the $10.2B AFRL Rocket Lab, encompassing over 65 - sq miles, 19 major rocket test stands, 440+ personnel and 136 buildings. Research efforts encompass Space Access, In - Space Propulsion, and solid rocket motors for Strategic, Tactical and Hypersonic Boosters. Tony Aghazarian Global Operator in Product, Manufacturing, and Systems Development Former Apple leader who scaled iMac, iPhone, iPad, Apple Watch, AirPods, and Vision Pro manufacturing across a global supply chain Expert in resolving large - scale production crises and ensuring billions of units met uncompromising standards worldwide Current leader in manufacturing, supply chain, and quality at Archer Aviation, driving accelerated commercialization and growth iRocket Proprietary / November 2025 / Information on this page is property of iRocket

VI. INVESTMENT HIGHLIGHTS

ACCESS TO THE HIGH GROWTH SPACE MARKET WITH EXTRAORDINARY POTENT IAL INVESTOR BENEFITS Early entry into massive market potential in SRM and space launch segments. Opportunity for long - term, recurring revenue through multi - year contracts. Attractive valuation with upside opportunity. Geo - political, budgetary, and policy tailwinds are favorable for SRM production and defense and commercial space launch. Globally - experienced board leadership to capture markets, manage milestones, drive profitability STRATEGIC ADVANTAGE Founder - led technical team with deep aerospace, defense and space management experience. Business model focused on profitability with two projected recurring revenue streams: rocket motors and space launch. Targeting revenue growth upon successful development and commercialization of products and services driven by iRocket's unique value proposition - faster, lower - cost, reliable access to space 40 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

VII. TRANSACTION OVERVIEW iRocket Proprietary / November 2025 / Information on this page is property of iRocket

TRANSACTION SUMMARY 42 SUMMARY • Pre - money equity value of $400 million (40.000 million shares at $10.00 per share) • Seeking to raise up to $75 million via a PIPE at $10.00 per share • Seller to receive 4.000 million earnout shares vesting in equal tranches at $12.50, $15.00, $17.50 and $20.00 per share • Sponsor subjecting 1.000 million shares to earnout vesting at $12.50 per share SOURCES AND USES ( $ M) PRO FORMA OWNERSHIP (1) Sources $75 PIPE proceeds $75 Total Uses $65 Cash to balance sheet $10 Fees and expenses $75 Total PRO FORMA ENTERPRISE VALUE ( $ M) Pro Forma Enterprise Value 55.125 Pro Forma Shares Outstanding $10.00 Illustrative share price $551 Pro Forma Equity Value ($65) Less: Pro Forma Cash $486 Pro Forma Enterprise Value Roll - over Equity 72% PIPE Investors 14% BPGC Sponsor Shares 14% (1) Excludes earnout shares and impact of 11.5 million public warrants and 5.9 million private placement warrants exercisable at $11.50 per share. Includes impact of 2.6 million incentive shares (currently included within the BPGC Sponsor shares). iRocket Proprietary / November 2025 / Information on this page is property of iRocket

$65M WOULD SUPPORT THREE YEARS OF SRM OPERATIONS AND BUILDOUT


$8M
Manufacturing Eq.
$32M
OPEX
$65M
Use of Proceeds
2026E – 2028E
$14M
AI Infrastructure
$11M
CAPEX

SUMMARY

- $65 million investment expected to provide capital to execute SRM business at scale and drive incremental revenue
- ~12% of invested capital would relate to acquiring manufacturing capacity required to effectively execute our innovative RAPID Factory configuration
- ~17% of invested capital would relate to reconfiguring a 12,000+ square foot facility in New York
- ~22% would relate to investment in our AI infrastructure tools that will drive future economies of scale
- Remaining budget would relate to other equipment and our long-term hiring plans to support testing, manufacturing and technology

iRocket Proprietary / November 2025 / Information on this page is property of iRocket
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SUMMARY RISK FACTORS

For purposes of this section, all references to “ iRocket ,” “we,” “us,” and “our” refer to iRocket unless the context otherwise requires . Risks Relating to the Business of iRocket • We are an early - stage company with a history of losses, are still developing our products and services, do not have any commercial operations and may never become profitable . • We have a limited operating history and no commercial operations in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses, and evaluate our business and future prospects . • We have a history of losses, we anticipate increasing operating expenses and capital expenditures in the future, and we may not be able to achieve and, if ever achieved, maintain profitability . • We require substantial additional funding to finance our current and expanded operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all . • If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed . • Our future revenue and operating results will be highly dependent on our ability to generate a sustainable order rate, convert our contracted revenues and pipeline of potential contracts, and develop new technologies to meet the needs of our customers or potential new customers . • Our current and future business with various governmental entities is and will be subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto . • If we experience cost overruns on our contracts, we would have to absorb the excess costs which could adversely affect our financial results . • We derive a substantial amount of our revenues from only a few of our customers . A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog • Disruptions in U . S . government operations and funding could have a material adverse effect on our revenues, earnings and cash flows, and otherwise adversely affect our financial condition . • We may not be successful in developing and continuing to develop our launch services or rocket and missile propulsion technologies, including our “Shockwave” launch vehicle, and the technology we are successful in developing may not meet the needs of our customers or potential new customers . • We expect to face intense competition in the commercial launch services, rocket and missile propulsion systems, and other industries in which we may operate . • Acquisitions or divestitures could result in adverse impacts on our operations . • Uncertain global macro - economic and political conditions could materially adversely affect our results of operations and financial condition . • We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business . • Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us . • Our launch vehicles and rocket and missile propulsion systems will be subject to manufacturing delays, launch delays, damage or destruction during pre - launch operations, launch failures and incorrect orbital placement, the occurrence of which can materially and adversely affect our operations . • If our launch vehicles and rocket and missile propulsion systems fail to operate as intended, it could have a material adverse effect on our business, financial condition, and results of operations . • Our revenue, results of operations, and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner . • Due to the unique structure of our anticipated launch operations, there is the possibility that an accident or catastrophe could lead to the loss of human life or a medical emergency . • Space is a harsh and unpredictable environment where our products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other extreme space weather events, and potential collision with space debris or another spacecraft, which could adversely affect our launch vehicle performance . • The release, unplanned ignition, explosion, or improper handling of dangerous materials used in our business could disrupt our operations and adversely affect our financial results . • Increased congestion from the proliferation of LEO constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots . • Our business involves significant risks and uncertainties that may not be covered by insurance . SUMMARY RISK FACTORS 45 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

SUMMARY RISK FACTORS • Adverse publicity stemming from any incident involving us, our competitors, or our customers could have a material adverse effect on our business, financial condition, and results of operations . • Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results . • Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber - attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business . • A failure of our information technology systems, physical or electronic security protections, or an interruption in their operation due to internal or external factors including cyber - attacks or insider threats, could have a material adverse effect on our business, financial condition, or results of operations . • If we cannot successfully protect our intellectual property, our business could suffer . • Third parties may allege that our technology violates their proprietary data rights, which could have a negative impact on our operations . • Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses . • We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy . • Labor - related matters, including labor disputes, may adversely affect our operations . • The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain executive management and qualified board members . • Our management team has limited experience managing a public company . • Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations . • Future operational and manufacturing facilities will require significant expenditures in capital improvements and operating expenses, and the ongoing need to maintain existing operational facilities requires us to expend capital . • If we expand outside the United States, we will be exposed to a variety of risks associated with international operations that could materially and adversely affect our business . • We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition and results of operations . • Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business and flight schedule . Risks Related to Legal and Regulatory Matters • Our business is subject to various regulatory risks that could adversely affect our operations . • Our operations in the U . S . government market are subject to significant regulatory risk . • Failure to comply with the requirements of the National Industrial Security Program Operating Manual could result in interruption, delay or suspension of our ability to provide our products and services, and could result in loss of current and future business with the U . S . government . • Changes in tax laws or regulations that are applied adversely to us or our customers may materially and adversely affect our business, prospects, financial condition, and operating results . • Our operations are subject to governmental law and regulations relating to environmental matters, which may expose us to significant costs and liabilities that could negatively impact our financial condition . • We may experience warranty claims for product failures, schedule delays or other problems with our product or service offerings . • We may be subject to securities litigation, which is expensive and could divert management attention . • We may become involved in litigation that may materially adversely affect us . 46 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

SUMMARY RISK FACTORS Risks Related to BPGC and the Business Combination Directors and officers of BPGC, its Sponsor, and their respective affiliates have interests in the Business Combination that are different from, or in addition to and/or in conflict with, those of BPGC’s public shareholders . Following past redemptions of public shares, BPGC has only limited proceeds in its trust account, and therefore the trust account will not be a meaningful source of financing to iRocket or Holdco . BPGC’s securities have been delisted from the NYSE . As of the date of this Presentation, BPGC’s securities are not quoted on an over - the - counter market BPGC and its shareholders will face significant, material adverse consequences as a result of BPGC’s continued delisting . BPGC is not in compliance with SEC reporting requirements under the Exchange Act . Its failure to prepare and timely file periodic reports with the SEC limits its access to the public markets to raise debt or equity capital . If BPGC is unable to regain and maintain compliance with SEC reporting requirements, there will be a material adverse effect on BPGC and its investors . If BPGC’s due diligence investigation of iRocket’s business was inadequate, and material risks were not uncovered, stockholders following the consummation of the Business Combination could lose some or all of their investment . BPGC has identified a material weakness in its internal control over financial reporting which could, if not remediated, adversely affect its ability to report its financial condition and results of operations in a timely and accurate manner, which may adversely affect investor confidence in BPGC and, as a result, the value of its securities . Holdco may be unable to list its securities on NYSE, Nasdaq or another national securities exchange either in connection with or following the closing of the Business Combination . Each of iRocket , BPGC, and Holdco will incur significant transaction expenses in connection with the Business Combination . The consummation of the Business Combination will be subject to a number of conditions, and if those conditions are not satisfied or waived, the merger agreement may be terminated in accordance with its terms and the Business Combination may not be completed . Past performance by BPGC’s management team or their respective affiliates may not be indicative of future performance of an investment in BPGC . BPGC’s public shareholders’ only opportunity to affect the investment decision regarding the Business Combination or another potential initial business combination will be limited to the exercise of their right to redeem their public shares from BPGC for cash . If BPGC seeks shareholder approval of the Business Combination, as BPGC expects to do in connection with the Business Combination, its sponsor and members of its management team have agreed to vote in favor of such Business Combination, regardless of how its public shareholders vote . As BPGC’s sponsor owns 98 . 2 % of BPGC’s ordinary shares, BPGC will obtain shareholder approval of the Business Combination, regardless of how public shareholders vote . Because the remaining net proceeds of its initial public offering and concurrent private placement not being held in the Trust Account are insufficient to allow BPGC to operate until at least March 16 , 2026 , BPGC may be unable to complete the Business Combination, and BPGC has to depend on loans from its sponsor, its affiliates or members of BPGC’s management team to fund efforts to complete the Business Combination . 47 iRocket Proprietary / November 2025 / Information on this page is property of iRocket

THANK YOU. Let’s start the conversation. iRocket Proprietary / November 2025 / Information on this page is property of iRocket